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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-33846, 333-33846-01, and 333-33846-02) of Valero
Energy Corporation, VEC Trust I and VEC Trust II of our report dated May 10, 2000 relating to the financial statements of Exxon California Refinery, Terminal and Retail Assets Business (as defined in the Sale and Purchase Agreement between Exxon Mobil Corporation and Valero Refining Company - California), which appears in the Current Report on Form 8-K/A of Valero Energy Corporation dated August 17, 2001.


PricewaterhouseCoopers LLP

Houston, Texas
August 17, 2001